CUSIP No. 20460L104	Page 10 of 11

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Complete Solaria, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 31st day of July, 2023.

Thurman J. Rodgers

/s/ Matt Hemington
Matt Hemington, Attorney-in-fact

Rodgers Massey Revocable Living Trust

By:	/s/ Thurman J. Rodgers
Name: Thurman J. Rodgers
Title: Trustee

Rodgers Capital, LLC

By:	/s/ Thurman J. Rodgers
Name: Thurman J. Rodgers
Its: Manager